EXHIBIT 10.24

AMENDMENT AGREEMENT
TO THE AGREEMENT BETWEEN
ZORO MINING CORP.
AND
MINEX VENTURES II, LLC

This Amendment Agreement (the “Amendment Agreement”) to the agreement between Zoro Mining Corp. and Minex Ventures II, LLC, dated September 27, 2011 (the “Zoro-Minex Agreement”) is made and entered into by and between Minex Ventures II, LLC, a Colorado limited liability company (“Minex”) and Zoro Mining Corp., a Nevada Corporation (“Zoro”), on this 15th day of March, 2012 and is effective retroactive to September 27, 2011.

A.
Minex and Zoro have entered into the Zoro-Minex Agreement, which, among other things, describes the relationship of the parties relative to a binding Letter of Intent (“LOI”) between Zoro, Formacion Yura Exploracion S.A.C., a closed Peruvian company (“YE”), Donald LeRoy Stiles, an individual and single man residing in the Republic of Peru (“Stiles”) and South American Immobiliara S.A.C., a Peruvian company (“SAI”);

B.
Pursuant to the LOI, Zoro has the right to earn a joint venture interest in YE’s Yura Yebecahas Mining Project located in Arequipa, Peru (“Yura Project”, and conducting exploration activities (the “Yura Exploration Program”);

C.
Minex has also agreed under the Zoro-Minex Agreement to use its best efforts to raise capital for Zoro in the amount of US$1.2 million, to enable Zoro to fund obligations related to the Yura Exploration Program;

Now, therefore, for valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties do hereby agree as follows:

1.	The parties agree to adopt the following amendment to the Zoro-Minex Agreement:

a.	The last paragraph of clause 2 of the Zoro-Minex Agreement, under the heading “Existing contributions of Minex” is deleted in its entirety, and is replaced by the following language:

“The agreed value of the above contributions from Minex is US$1.6 million and in consideration for the above contributions Zoro agrees to issue 10 million shares of common stock to Minex or to those designated by Minex, subject to satisfying applicable securities laws.”

2.	Other than the amendment set forth above, the parties incorporate by reference the remainder of the Zoro-Minex Agreement, as if the same were fully set forth herein.

In Witness Whereof, the parties execute this Agreement as of the day and year first above written.

Zoro Mining Corp.
A Nevada Corporation

By:         /s/ Harold Gardner
Name:    Harold Gardner
Title:      President and CEO

Minex Ventures II, LLC
A Colorado Limited Liability Company

By:         GST Investments, LLC
Manager of Minex Ventures II, LLC

By:          /s/ Gwendolyn K. Stimple
Name:    Gwendolyn K. Stimple
Title:      Manager